SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2003

INFOSPACE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-201-6100

N/A

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure.

InfoSpace, Inc. announced that on August 22, 2003, the United States District Court for the Western District of Washington entered judgment in Dreiling v. Jain, et al. in the total amount of $247 million against Naveen Jain, the Company’s former chairman and chief executive officer.

On May 14, 2003, the Court had granted plaintiff’s motion for summary judgment in this case holding that the Jain defendants had engaged in short-swing trading in violation of Section 16(b) of the Securities Exchange Act of 1934.

This suit was brought by a private party on behalf of InfoSpace and, as such, any damages paid by the Jain defendants will go to the Company. The Company does not control the direction or ultimate outcome of the matter.

The Court’s order may be appealed by the Jain defendants and the outcome of any appeal is inherently uncertain. Accordingly, InfoSpace cannot at this time determine with any certainty the amount, if any, or timing, of any payment that may be required to be made by the Jain defendants to the Company.

A copy of the press release is furnished to the Commission as Exhibit 99.1 hereto.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press	Release, dated August 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2003

INFOSPACE, INC. (Registrant)

By:	/s/ JOHN M. HALL
John M. Hall Senior Vice President and General Counsel